EXHIBIT 21

                                  SUBSIDIARIES

Direct Subsidiaries of The Ackerley Group, Inc.

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                                                      Jurisdiction of
Subsidiary                                            Incorporation             Assumed Business Names

Ackerley Airport Advertising, Inc.                    Washington                AK Media/Airport

AK Media Group, Inc.                                  Washington                AK Media/Florida
                                                                                AK Media/Massachusetts
                                                                                AK Media/Northwest
                                                                                Full House Sports and Entertainment
                                                                                Northwest Sports Sales
                                                                                Seattle SuperSonics
                                                                                Seattle Seadogs
                                                                                KVOS TV
                                                                                KGET TV
                                                                                KCBA TV
                                                                                KFTY TV
                                                                                KKTV
                                                                                KHHO (AM)

Central NY News, Inc.                                 Washington                None

KJR Radio, Inc.                                       Washington                None

SSI, Inc.                                             Washington                Seattle SuperSonics

TC Aviation, Inc.                                     Oregon                    None

WIXT TV, Inc.                                         Washington                None


Direct Subsidiaries of AK Media Group, Inc.

                                                      Jurisdiction of
Subsidiary                                            Incorporation             Assumed Business Names

KVOS TV Ltd.                                          British Columbia          None

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